Exhibit 3.170

[ILLEGIBLE]	FILING FEE: $123.00 K.K. RECEIPT #C 49644 HARRAH’S CASINO HOTEL P.O. BOX 10 RENO, NEVADA 89520

ARTICLES OF INCORPORATION

OF

MISSISSIPPI HOLDING COMPANY, INC.

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned to hereby associate themselves into a corporation, under and by virtue of the Nevada Revised Statutes, Title 7, Chapter 78, as amended, and do hereby certify and adopt the following Articles of Incorporation:

ARTICLE I

The name of the corporation is Mississippi Holding Company, Inc.,

ARTICLE II

The name and address of the Resident Agent and the address of the Registered Office is as follows:

Patricia Becker 206 North Virginia Street P.O. Box 10 Reno, Nevada 89501

ARTICLE III

The amount of authorized capital stock of this corporation is 100 shares with no par value.

ARTICLE IV

Members of the governing board shall be known as “Directors”, and the number thereof shall be not less than one (1) nor more than ten (10), [ILLEGIBLE] exact number to be fixed by a Resolution of the Board of Directors of the corporation, provided that the number so fixed by the Directors may be increased or decreased from time to time.

STAMP	STAMP

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION OF

MISSISSIPPI HOLDING COMPANY, INC.

We, Patricia Becker and Philip G. Satre, certify that:

1.	We constitute the original incorporators of Mississippi Holding Company, Inc. Nevada corporation.

2.	The original Articles were filed in the Office of the Secretary of State on July 13, 1992.

3.	As of the date of this certificate, no stock of the corporation has been issued.

4.	We hereby adopt the following amendments to the Articles of Incorporation of this corporation.

ARTICLE 1 is amended to read as follows:

The name of the corporation is Harrah’s Vicksburg Corporation.

/s/ Patricia Becker	/s/ Philip G. Satre
Patricia Becker	Philip G. Satre

STATE OF NEVADA	}
} ss.
COUNTY OF WASHOE	}

On this 26th day of October, 1992, personally appeared before me, a Notary Public, Patricia Becker, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that she executed the instrument.

[STAMP]	/s/ Gayle L. Larocque
Notary Public

STATE OF TENNESSEE	}
} ss:
COUNTY OF SHELBY	}

On this 26th day of October, 1992, personally appeared before me, a Notary Public, Philip G. Satre, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that she executed the instrument.

/s/ ILLEGIBLE
Notary Public

[STAMP]

My Commission Expires August 2, 1993

[STAMP]	[STAMP]

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

HARRAH’S VICKSBURG CORPORATION

We, the undersigned, Philip G. Satre and

Laurance B. Lacaff	of	HARRAH’S VICKSBURG Corporation
Secretary		Name of Corporation

do hereby certify:

That the Board of directors of said corporation by unanimous written consent on the 11th day of November, 1993, adopted a resolution to amend the original articles as follows:

Article I is hereby amended to read as follows:

“The name of the corporation is Harrah’s Vicksburg Casino Corporation,”

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 100; the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Phillip G. Satre
President

/s/ Laurance B. Lacaff
Secretary

State of Tennessee	)
)
County of Shelby	)

On, November 18, 1993, personally appeared before me a Notary Public,

Philip G. Satre and Laurance B. Lacaff

(name of persons appearing and signing document)

Who acknowledged that they executed above document.

/s/ Illegible
Signature of Notary

(Notary Stamp or Seal)

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

HARRAH’S VICKSBURG CASINO CORPORATION

Name of Corporation

We, the undersigned, Philip G. Satre and Laurance B. Lacaff of HARRAH’S VICKSBURG CASINO CORPORATION

                                         President                        Secretary                                     Name of Corporation

do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on the 7th day of February 1994, adopted a resolution to amend the original articles as follows:

Article 1 is hereby amended to read as follows:

The name of the corporation is HARRAH’S VICKSBURG CORPORATION.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 100; that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Philip G. Satre
Philip G. Satre
President

/s/ Laurance B. Lacaff
Laurance B. Lacaff
Secretary

State of Tenn.	)
) ss.
County of Shelby	)

On the 25th day of February, 1994 presently approved before me, a Notary Public, Philip G. Satre and Laurance Lacaff

Name of person appearing and signing documents) who acknowledged that they executed the above Investment.

[STAMP]	ILLEGIBLE
Signature of Notary

ILLEGIBLE